Filed Pursuant to Rule 424(b)(3)
Registration No. 333-215274

COLE CREDIT PROPERTY TRUST V, INC.
SUPPLEMENT NO. 5 DATED NOVEMBER 8, 2017
TO THE PROSPECTUS DATED AUGUST 1, 2017
This document supplements, and should be read in conjunction with, the prospectus of Cole Credit Property Trust V, Inc. dated August 1, 2017, Supplement No. 2 dated August 22, 2017, which superseded and replaced all previous supplements to the prospectus, Supplement No. 3 dated September 11, 2017, and Supplement No. 4 dated October 6, 2017. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus, as supplemented to date.
The purpose of this supplement is to describe the following:

(1)	the status of the follow-on offering of shares of Cole Credit Property Trust V, Inc.;
(2)	recent real property investments; and
(3)	a revised form of our Initial Subscription Agreement, attached as Appendix B to our prospectus, and a revised form of our Additional Subscription Agreement, attached as Appendix C to our prospectus.
OPERATING INFORMATION
Status of Our Follow-On Offering
The registration statement for our follow-on offering of $1,500,000,000 in shares of common stock was declared effective by the U.S. Securities and Exchange Commission on August 1, 2017. Of these shares, we are offering up to $1,200,000,000 in shares of common stock pursuant to our primary offering, consisting of two classes of shares: $660,000,000 in shares of Class A common stock (Class A shares) and $540,000,000 in shares of Class T common stock (Class T shares). We are also offering up to $300,000,000 in shares pursuant to our distribution reinvestment plan. We reserve the right to reallocate shares offered among the classes of shares and between our primary offering and our distribution reinvestment plan.
During the month of October 2017, we accepted investors’ subscriptions for, and issued, a total of approximately 190,000 shares of our common stock in our follow-on offering, resulting in gross proceeds to us of approximately $4.8 million, consisting of approximately 151,000 shares of our common stock in our primary offering, resulting in gross proceeds to us of approximately $3.9 million ($2.2 million in Class A shares and $1.7 million in Class T shares), and approximately 39,000 shares of our common stock pursuant to our distribution reinvestment plan, resulting in gross proceeds to us of approximately $923,000. As of October 31, 2017, we had accepted investors’ subscriptions for, and issued, a total of approximately 544,000 shares of our common stock in our follow-on offering, resulting in gross proceeds to us of approximately $13.9 million ($9.5 million in Class A shares and $4.4 million in Class T shares; including shares issued pursuant to our distribution reinvestment plan). As of October 31, 2017, approximately $1.5 billion in shares of our common stock remained available for sale in our follow-on offering. Combined with our initial public offering, we have issued a total of approximately 15.9 million shares of our common stock in the two offerings, resulting in gross proceeds to us of approximately $398.9 million ($369.2 million in Class A shares and $29.7 million in Class T shares; including shares issued pursuant to our distribution reinvestment plan) as of October 31, 2017.
We will offer shares of our common stock pursuant to the follow-on offering until August 1, 2019, unless our board of directors terminates the offering at an earlier date or all shares being offered have been sold. If all of the shares we are offering have not been sold by August 1, 2019, we may extend the offering as permitted under applicable law. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

PROSPECTUS UPDATES
Recent Real Property Investments
The following information supplements, and should be read in conjunction with, the sections of our prospectus captioned “Prospectus Summary — Description of Real Estate Investments” beginning on page 14 of the prospectus and “Investment Objectives and Policies — Real Property Investments” beginning on page 106 of the prospectus, and describes activity that occurred subsequent to the activity as of August 31, 2017 previously disclosed in our prospectus, as supplemented.
As of October 31, 2017, we, through separate wholly-owned limited liability companies and limited partnerships, owned 132 properties, acquired for an aggregate purchase price of $605.3 million, located in 33 states, consisting of nine anchored shopping centers and 123 retail locations, comprising approximately 3.1 million gross rentable square feet of commercial space, including square feet of buildings that are on land subject to ground leases. We acquired one property between September 1, 2017 and October 31, 2017. In general, our properties are acquired through the use of proceeds from our public offerings and debt borrowings.
Subscription Agreements
The form of Initial Subscription Agreement contained in Appendix B of the prospectus is hereby superseded and replaced with the revised form of Initial Subscription Agreement attached to this supplement as Appendix B, and the form of Additional Subscription Agreement contained in Appendix C of the prospectus is hereby superseded and replaced with the revised form of Additional Subscription Agreement attached to this supplement as Appendix C.

2

APPENDIX B

COLE CREDIT PROPERTY TRUST V, INC.
INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)
Investors should not sign this Initial Subscription Agreement for the offering unless they have received the current final Prospectus.

1.	Share Class:
☐ A Shares ☐ T Shares

2.	This subscription is in the amount of $
☐ Initial Subscription (minimum $2,500)
☐ Additional Subscription (minimum $1,000) (complete all sections except for B and E or complete the separate simplified Additional Subscription Agreement)

Existing Account #_____________________________

3.	Payment will be made with: ☐ Enclosed check (Make check payable to Cole REIT) ☐ Funds wired ☐ Funds to follow
☐ ACH (Copy of voided check required)

☐ Checking ☐ Savings
Financial Institution

	Routing/Transit #	Account #

A SHARES ONLY:
4.	(Optional) For purchases without selling commissions, please designate below, if applicable:
☐ RIA/WRAP Account ☐ Cole Employee or their Family Member ☐ Registered Representative, Firm Employee or their Family Member
ONLY CHECK ONE OF THESE BOXES IF COMMISSIONS SHOULD NOT BE PAID ON THE A SHARE PURCHASE.

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1.	Non-Qualified Registration		2.	Qualified Registration
	☐ Individual Ownership (one signature required)			☐ Traditional IRA
	☐ Joint Tenants with Right of Survivorship (all parties must sign)			☐ Roth IRA
	☐ Community Property (all parties must sign)			☐ Keogh Plan
	☐ Tenants-in-Common (all parties must sign)			☐ Simplified Employee Pension/Trust (S.E.P.)
	☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)			☐ Pension or Profit Sharing Plan (exempt under 401(a))
☐ Non-custodial ☐ Custodial

	Name of Trust			Plan Name	Tax ID #
☐ Other (specify)
	Date of Trust	Tax ID # (if applicable)
	☐ Transfer on Death (fill out TOD Form to effect designation)		3.	Custodian or Clearing Firm/Platform Information, if applicable (send all paperwork directly to the Custodian or ClearingFirm/Platform)
☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required)
State of
	Custodian for (minor’s name)			Name
☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)
	☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)			Street/PO Box
☐ Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)
	☐ Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)			City State	Zip
☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)
Custodian Tax ID # (provided by Custodian)
☐ Other (specify)
Custodian or Clearing Firm/Platform Account #

Custodian Phone

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor or Trustee Name	Co-Investor or Co-Trustee Name (if applicable)

Mailing Address	Mailing Address

City State Zip	City State Zip

Phone Business Phone	Phone Business Phone

SSN or Tax ID # Date of Birth	SSN or Tax ID # Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

D VOLUME DISCOUNTS (if applicable)

I (we) are making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

E DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

Note: All custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be sent to the custodian.
☐ Send to Custodial Account (listed in Section B-3)
☐ Mail to Address of Record (Non-custodial accounts only)
☐ Mail to Brokerage Account or Third Party	☐ Direct Deposit (Non-custodial accounts only)
(Non-custodial accounts only)	☐ Checking ☐ Savings
☐ Reinvest pursuant to Distribution Reinvestment Plan

Payee Name	Account #

Account #	Financial Institution

Mailing Address	Routing/Transit #
☐ Check if banking information is same as provided in Section A-2
City State Zip

By signing this agreement, I authorize Cole Credit Property Trust V, Inc. (CCPT V) to deposit distributions into the account specified in Section E, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize CCPT V to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

F INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-19 as appropriate)
I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
INVESTOR | CO-INVESTOR
|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT V.
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2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

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3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

|	5. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in CCPT V and its affiliates.
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6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

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7. For Idaho residents: I (we) either: (i) have a minimum annual income of $85,000 and a net worth of $85,000 or (ii) have a liquid net worth of at least $300,000. In addition, my (our) total investment in CCPT V does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Idaho investors).

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8. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).

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9. For Kansas residents: I (we) acknowledge that the Kansas securities regulator recommends that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas investors) in CCPT V and the securities of other non-traded real estate investment trusts.

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10. For Kentucky residents: My (our) aggregate investment in CCPT V and its affiliates’ non-publicly traded real estate investment trusts does not exceed 10% of my (our) liquid net worth (cash, cash equivalents and readily marketable securities).

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11. For Maine residents: I (we) acknowledge that the Maine Office of Securities recommends that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Maine investors) in CCPT V and the securities of similar direct participation programs.

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12. For Massachusetts residents: My (our) aggregate investment in CCPT V and other direct participation programs does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Massachusetts investors).

|	13. For Missouri and Tennessee residents: My (our) investment in CCPT V does not exceed 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles).
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14. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $70,000 and an annual gross income of $100,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) aggregate investment in CCPT V and other non-publicly traded real estate investment trusts does not exceed 10% of my (our) net worth, excluding home, furnishings and automobiles. An investment by a Nebraska investor that is an accredited investor, as defined in 17 C.F.R. § 230.501, is not subject to the foregoing limitations.

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15. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCPT V, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

|	16. For New Mexico residents: My (our) aggregate investments in CCPT V, its affiliates and other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth.
|	17. For North Dakota, Oregon and Pennsylvania residents: My (our) net worth is at least 10 times my (our) investment in CCPT V.
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18. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCPT V, its affiliates and other non-traded real estate investment trusts.

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19. For Vermont residents: (a) My (our) investment in CCPT V does not exceed 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles) or (b) I (we) am (are) an accredited investor, as defined in 17 C.F.R. § 230.501.

☐
By checking here I confirm that I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If you are choosing to go green, please make sure you provide your email address. If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653. Email:                                                                                                                                       Alabama and Arkansas investors must sign here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCPT V will send the subscriber confirmation of their purchase after they have been admitted as an investor.
Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

You should not invest in CCPT V unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCPT V. In deciding to invest in CCPT V, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCPT V and each person selling shares of CCPT V common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

☐
I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

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I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

G FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)
1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

a.	b.
Name of Registered Representative		Phone

Name of Broker-Dealer		Email Address

Representative ID # Representative CRD #		Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No
Mailing Address

City State Zip

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

a.		b.
	Name of RIA Representative		Mailing Address

	Name of RIA Office		City State Zip

	RIA IARD #		Phone

	Name of Clearing Firm		Email Address

	Name of Broker-Dealer (if applicable)		Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No

H FINANCIAL ADVISOR SIGNATURES
Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCPT V that I have reasonable grounds for believing that the purchase of the shares by the investor in CCPT V is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:	Via Regular Mail:	Via Overnight/Express Mail:
	CCPT V	CCPT V
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2017 Cole Capital Advisors, Inc. All rights reserved		CCPT5-AGMT-07(11-17)

APPENDIX C

COLE CREDIT PROPERTY TRUST V, INC.
ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653
This form may be used by any current investor in Cole Credit Property Trust V, Inc. (CCPT V), who desires to purchase additional shares of CCPT V and who purchased their shares directly from CCPT V. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCPT V Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)
1.	Share Class:
☐ A Shares ☐ T Shares

2.	This subscription is in the amount of $ (minimum $1,000)

3.	Payment will be made with: ☐ Enclosed Check (Make check payable to Cole REIT)	☐ Funds wired	☐ Funds to follow
☐ ACH (Copy of voided check required)
		☐ Checking	☐ Savings
Financial Institution

	Routing/Transit #	Account #

B REGISTRATION INFORMATION

Existing Account Registration (name of Account)	SSN or Tax ID #

Existing Account #

C VOLUME DISCOUNTS (if applicable)

I (we) are making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

C-1

D INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-19 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
INVESTOR | CO-INVESTOR
|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT V.
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2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

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3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Additional Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

|	5. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in CCPT V and its affiliates.
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6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

7. For Idaho residents: I (we) either: (i) have a minimum annual income of $85,000 and a net worth of $85,000 or (ii) have a liquid net worth of at least $300,000. In addition, my (our) total investment in CCPT V does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Idaho investors).

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8. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).

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9. For Kansas residents: I (we) acknowledge that the Kansas securities regulator recommends that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas investors) in CCPT V and the securities of other non-traded real estate investment trusts.

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10. For Kentucky residents: My (our) aggregate investment in CCPT V and its affiliates’ non-publicly traded real estate investment trusts does not exceed 10% of my (our) liquid net worth (cash, cash equivalents and readily marketable securities).

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11. For Maine residents: I (we) acknowledge that the Maine Office of Securities recommends that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Maine investors) in CCPT V and the securities of similar direct participation programs.

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12. For Massachusetts residents: My (our) aggregate investment in CCPT V and other direct participation programs does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Massachusetts investors).

|	13. For Missouri and Tennessee residents: My (our) investment in CCPT V does not exceed 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles).
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14. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $70,000 and an annual gross income of $100,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) aggregate investment in CCPT V and other non-publicly traded real estate investment trusts does not exceed 10% of my (our) net worth, excluding home, furnishings and automobiles. An investment by a Nebraska investor that is an accredited investor, as defined in 17 C.F.R. § 230.501, is not subject to the foregoing limitations.

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15. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCPT V, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

|	16. For New Mexico residents: My (our) aggregate investments in CCPT V, its affiliates and other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth.
|	17. For North Dakota, Oregon and Pennsylvania residents: My (our) net worth is at least 10 times my (our) investment in CCPT V.
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18. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCPT V, its affiliates and other non-traded real estate investment trusts.

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19. For Vermont residents: (a) My (our) investment in CCPT V does not exceed 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles) or (b) I (we) am (are) an accredited investor, as defined in 17 C.F.R. § 230.501.

☐
By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If you are choosing to go green, please make sure you provide your email address. If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653. Email:                                                                                                                                                                                                                                                                   Alabama and Arkansas investors must sign here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCPT V will send the subscriber confirmation of their purchase after they have been admitted as an investor.
Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

C-2

Investor’s Signature	Date	Custodial Signature	Date

Co-Investor’s Signature	Date
You should not invest in CCPT V unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCPT V. In deciding to invest in CCPT V, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCPT V and each person selling shares of CCPT V common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

☐
I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐
I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

E FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Representative and Branch ID #

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	RIA IARD #

F FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCPT V that I have reasonable grounds for believing that the purchase of the shares by the investor in CCPT V is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:	Via Regular Mail:	Via Overnight/Express Mail:
	CCPT V	CCPT V
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2017 Cole Capital Advisors, Inc. All rights reserved		CCPT5-AI-06 (03-17)

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CCPT5-SUP-5E